EXHIBIT 10.11

The Royal Bank of Scotland plc     Limited Guarantee by one
                                   Company of another
                                   Secs 28 International (7/95)


THIS IS AN IMPORTANT DOCUMENT. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND. IF YOU SIGN AND THE BANK IS NOT PAID YOU MAY HAVE TO PAY INSTEAD OF THE DEBTOR. YOUR LIABILITY UNDER THIS DOCUMENT IS LIMITED AS PROVIDED IN CLAUSE 1.

Date:

Definitions

Guarantor:     Igene  Biotechnology Inc, registered  in  Maryland
               USA


Debtor:        Astaxanthin    Manufacturing   Limited     Company
               Number: 4729479


Bank:          The Royal Bank of Scotland plc


Interest:      Interest  at the rate(s) charged to the Debtor  by
               the Bank from time to time


Debtor's
Obligations:   All  the  Debtor's liabilities  to  the   Bank  of
               any  kind  and in any currency  (whether   present
               or  future  actual  or  contingent   and   whether
               incurred alone or jointly with another) together with the Bank's charges and commission Interest and Expenses payable by the Debtor

Expenses:      All  expenses (on a full indemnity basis) incurred
               by  the  Bank at any time in connection  with  the
               Debtor's  Obligations  or in preserving  defending
               or  enforcing the security created by this deed or
               in   exercising  any  power  under  this  deed  or
               otherwise with Interest from the date they are incurred


Required
Currency:      The currency or currencies in  which  the Debtor's
               Obligations are expressed from  time  to  time

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Address
for Service:


Guarantee and Indemnity

1 The Guarantor in consideration of the Bank giving time or credit or banking facilities to the Debtor:-

         1.1   Guarantees  to  discharge on demand  the  Debtor's
         Obligations with Interest from the date of demand and

         1.2 Agrees that any item or amount included in the Debtor's Obligations which is not recoverable from the Guarantor under this deed for any reason on the basis of a guarantee shall nevertheless be recoverable from the Guarantor as principal debtor by way of indemnity and the Guarantor agrees to discharge that liability on demand with Interest from the date of demand

     Provided that the amount recoverable under this deed shall not exceed the total of Four million two hundred thousand Pounds (4,200,000) together with Interest on that sum since the date on which Interest was last compounded in the books of the Bank and Interest on that total from the date of demand and Expenses


Expenses

2    The Guarantor agrees to pay Expenses to the Bank on demand


Continuing Security

3.1 This deed shall be a continuing security until the expiry of one month from the date of receipt by the Bank of written notice to the Bank by the Guarantor to discontinue this deed

3.2  Notwithstanding  notice of discontinuance under  Clause  3.1 the  Guarantor  shall  remain liable for  all  the  Debtor's
     Obligations as at the date of expiry of the notice


Arrangements with the Debtor and others

4 The Bank may without the consent of or notice to the Guarantor and without releasing or reducing the liability to the Bank of the Guarantor under this deed:-

4.1 Allow to the Debtor or any other person any time or indulgence

4.2 Grant to the Debtor or any other person any new or increased facility and increase any rate of interest or charge

4.3 Enter into renew vary or end any agreement or arrangement with or without liability of the Debtor or any other person

4.4 Renew vary refrain from enforcing or release any present or future security or guarantee which the Bank holds from the Debtor or any other person

4.5  Compound with the Debtor or any other person


Preservation of the Guarantor's Liability

5    The  Guarantor's  liability to the  Bank  under  Clause  1.1 shall not be affected by :-

5.1 The absence of or any defective excessive or irregular exercise of borrowing powers of the Debtor

5.2 Anything which would not have released or reduced the Guarantor's liability to the Bank had the Guarantor been a principal debtor of the Bank instead of a guarantor


Preservation of the Bank's Claims

6    Until  all  claims of the Bank in respect  of  the  Debtor's
     Obligations have been discharged in full:-

6.1 The Guarantor shall not be entitled to participate in any security held by the Bank or money received by the Bank in respect of the Debtor's Obligations

6.2 The Guarantor shall not in competition with or in priority to the Bank make any claim against the Debtor or any co-guarantor or their respective estates nor make any claim in the insolvency of the Debtor or any co-guarantor nor take or enforce any security from or against the Debtor or any co-guarantor

6.3  Any  payment received by the Guarantor in breach  of  Clause
     6.2 and any security taken by the Guarantor from the Debtor or any co-guarantor shall be held in trust for the Bank as security for the Guarantor's liability to the Bank under this deed


Appropriation

7.1  Subject  to Clause 7.2 the Bank may appropriate all payments
     received   in   respect  of  the  Debtor's  Obligations   in
     reduction of any part of the Debtor's Obligations as the Bank decides

7.2 The Bank may open a new account or accounts after the security created by this deed has been discontinued or the Bank has demanded payment from the Guarantor. Whether or not the Bank opens any such account no payment received by the Bank after such discontinuance or demand shall (if followed by any payment out of or debit to the relevant account) be appropriated towards or have the effect of discharging any part of the Debtor's Obligations outstanding at the time of such discontinuance or demand

7.3 The Bank may place to the credit of a suspense account for so long as it considers desirable any money received under this deed without any obligation to apply it towards discharge of the Debtor's Obligations


Preservation of the Bank's Rights

8.1 This deed is in addition to any other guarantee or security present or future held by the Bank in respect of the Debtor's Obligations and shall not merge with or prejudice such other guarantee or security or any contractual or legal rights of the Bank

8.2 This deed shall not be released or affected by any failure of the Bank to take any security or by any other guarantee or security held by the Bank or any intended guarantee or security in respect of the Debtor's Obligations being void or unenforceable or not completed or perfected

8.3 The Guarantor shall remain liable under this deed notwithstanding any settlement between the Bank and the Guarantor or any release given by the Bank to the Guarantor until any security given or payment made to the Bank by the Debtor or any other person cannot be avoided or reduced under the law (whether English or foreign) relating to insolvency (or analogous circumstances) from time to time in force and the Bank shall be entitled to retain any security held by it for the Guarantor's liability until it is satisfied that it will not have to make any repayment under such law

8.4 This deed will remain the property of the Bank after any release or settlement of the Guarantor's liability to the Bank


Powers of the Bank

9.1 The Bank shall have a lien on all property of the Guarantor held by the Bank whether for safe custody or otherwise

9.2 In addition to any lien or right to which the Bank may be entitled by law the Bank may from time to time without notice and both before and after demand set off the whole or any part of the Guarantor's liability to the Bank under this deed against any deposit or credit balance on any account of the Guarantor with the Bank (whether or not that deposit or balance is due to the Guarantor)

9.3 Despite any term to the contrary in relation to any deposit or credit balance on any account of the Guarantor with the Bank that deposit or balance will not be capable of being assigned dealt with mortgaged or charged and will not be repayable to the Guarantor before all the Guarantor's liability to the Bank under this deed has been discharged but the Bank may without prejudice to this deed permit the Guarantor to make withdrawals from time to time

9.4 The Bank may exchange or convert to the Required Currency any currency held or received


Certificate of the Debtor's Obligations

10 A certificate signed by an official or manager of the Bank as to the amount of the Debtor's Obligations or the amount due from the Guarantor under this deed shall be conclusive evidence save in the case of manifest error or on any question of law


Payments to be made without Deduction

11.1 The Guarantor shall not claim any set-off or counterclaim in respect of any payment due from the Guarantor to the Bank under this deed

11.2 If at any time the Guarantor is required by law to deduct or withhold any amount from any payment due from the Guarantor to the Bank under this deed then the Guarantor shall simultaneously with such payment pay to the Bank such further sum as may be necessary to ensure that the Bank receives a net sum equal to the payment it would have received had no deduction or withholding been made


Guarantor's Constitution and Powers

12   The Guarantor warrants to the Bank that:-

12.1 The Guarantor is a corporation duly constituted and in good standing under the law of the country in which it is incorporated and the Guarantor has appropriate power and authority to own its property and assets and carry on its business as now conducted

12.2 The Guarantor has appropriate power to enter into and perform the terms and conditions of this deed and has taken all necessary action to authorise the execution delivery and performance of this deed

12.3 No   permit  licence  approval  or  authorisation   of   any
     government judicial or other authority or other third party is required or desirable in connection with the execution performance validity or enforceability of this deed

12.4 The Guarantor will on demand obtain or pay to the Bank the cost incurred by the Bank in obtaining at any time a written opinion from a legal firm acceptable to the Bank confirming Clauses 12.1 12.2 and 12.3 of this deed and any other matters relevant to this deed as the Bank may require

Governing Law and Jurisdiction

13.1 This deed shall be governed by and construed in accordance with English law

13.2 For the benefit of the Bank the Guarantor irrevocably submits to the jurisdiction of the English Courts and the
     Guarantor irrevocably agrees that a judgment in any proceedings in connection with this deed by the English Courts shall be conclusive and binding upon the Guarantor and may be enforced against the Guarantor in the Courts of any other jurisdiction. The Bank shall also be entitled to take proceedings in connection with this deed against the Guarantor in the Courts of any country in which the Guarantor has assets or in any other Courts of competent jurisdiction

13.3 The Guarantor irrevocably waives:-

13.3.1 Any objection which the Guarantor may now or in the future have to the English Courts or other Courts referred to in Clause 13.2 as a venue for any proceedings in connection with this deed and

13.3.2 Any claim which the Guarantor may now or in the future be able to make that any proceedings in the English Courts or other Courts referred to in Clause 13.2 have been instituted in an inappropriate forum

13.4 The Address for Service (or such other address in England or Wales as the Guarantor may from time to time nominate in writing to the Bank for the purpose) shall be an effective address for service of any notice or proceedings in the English Courts to or against the Guarantor

Notices

14.1 Any notice or demand by the Bank may be served personally on any director or the secretary of the Guarantor or may be sent by post or fax or delivered to the Guarantor at the Guarantor's address last known to the Bank or the address stated in Clause 13.4

14.2 A notice or demand by the Bank by post shall be deemed served on the day after posting

14.3 A notice or demand by the Bank by fax shall be deemed served at the time of sending


Interpretation

15.1 The expression "Bank" where the context admits includes its successors and assigns

15.2 The expression "Debtor's Obligations" also includes (except in Clause 1) any Interest and Expenses payable by the Guarantor under this deed

15.3 Interest will be calculated both before and after judgment on a daily basis and compounded according to agreement or in the absence of agreement monthly on such days as the Bank may select

15.4 Each  of the provisions of this deed shall be severable  and distinct  from  one  another and if  one  or  more  of  such
     provisions   is  invalid  or  unenforceable  the   remaining
     provisions shall not in any way be affected

In Witness of which this deed has been duly executed


ATTEST:                       IGENE BIOTECHNOLOGY, INC.


/s/ PATRICK F. MONAHAN        /s/ STEPHEN F. HIU  [SEAL]
___________________________   ___________________________
    PATRICK F. MONAHAN            STEPHEN F. HIU
    Secretary                     President